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                                                          Exhibit 23.5




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated 30th January, 1998, and 19th February, 1999, relating to the financial statements of the Trim Engineering Group for the years ending 30th April, 1997 and 1998. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/ PRINCECROFT REDMAN




Princecroft Redman, formerly Prince, Croft & Ball
1st December 1999